Exhibit 10.2

Ozark Purchasing, LLC
233 S Patterson P O Box 1897
Springfield, MO 65802
(417) 862-2674 Fax: (417) 874-7101

	Date: 04/01/09
For Office Use Only:	ULT	04,05,06,07
	Code:	MAY09

Product Manager: [*]
Vendor Name: Motorcar Parts of America
Product Description: Ultima Import Starters and Alternators

VENDOR INFORMATION

Address to mail payment:
Company Name: Motorcar Parts of America
Box #:
Address: 2929 California Street
City/State/Zip: Torrance, CA 90503
Credit Dept. Phone: (310) 212-7910
Toll Free: (800) 890-9988
Fax: (310) 212-6315

Order Procedure:
Transnet Discount:

Expedite Orders:	Phone (310) 212-7910
Toll Free: (800) 890-9988
Fax: (310) 212-6315
Orders will be transmitted via: ☐ Partnership Net/Gateway LLC ☑ EDI ☐ Fax
All EDI charges will be the responsibility of the vendor. These charges need be paid either by:
A.	Payment to be sent directly by vendor to the EDI service provider for inbound and outbound transmissions.

B.	Credit from vendor to be issued directly to O’Reilly Auto Parts for monthly charges we incur from the EDI service provider.

VENDOR FINANCIAL INFORMATION
Vendor agrees to furnish, when returning this completed agreement, a complete set of current financial statements. If financial statements are not available, a Dun & Bradstreet should be furnished.
PRODUCT LIABILITY INSURANCE
Copy of Certificate of Insurance must be attached to this Vendor Agreement.
Certificate of Insurance must adhere to the following:
•	Vendor agrees to maintain insurance coverage meeting the following minimum specifications during all times that product is being supplied to O’Reilly and for a period of no less than five years after O’Reilly’s last purchase from Vendor.

•	Commercial General Liability coverage written on an occurrence form providing coverage for products liability, completed operations and contractual liability with a minimum limit of $[*] per occurrence. Coverage must be written with an insurance company domiciled within the United States and having an AM Best rating of “A” with a financial size classification of “VI” as determined by the most recently published Best’s Key Rating Guide.

•	General Liability policy shall show “O’Reilly Automotive, Inc. and it’s past, present and future subsidiaries” as additional insured under an ISO CG 2015 or equivalent endorsement.

•	Any deductible of self-insured retention that Vendor chooses to incorporate in the insurance required by this agreement shall be the sole responsibility of the Vendor.

•	A certificate of insurance evidencing the above coverage must be attached to this agreement and a replacement provided at least [*] prior to the expiration of coverage. The certificate must show O’Reilly Automotive, Inc. as the Certificate Holder and provide that [*] advance notice shall be provided to O’Reilly in the event of cancellation or reduction in coverage. The certificate should also have a copy of the required additional insured endorsement attached.
RESTRICTED PRODUCT
Please provide a listing by item of any product that is restricted for sale in any of our market areas. This must include the State, County or City in which it is restricted.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Name of Insuring Company: Travelers PC Co of Amer         Company Name listed on Certificate of Insurance: Motorcar Parts of America, Inc.
PROGRAM DETAILS
[*]Quoted Cost [*]Jobber Cost [*]WD Cost NOTE: [*]

			How Paid				When Paid
			Off	Credit	Free		Each			Semi-
Allowance	%	$	Invoice	Memo	Goods	Check	Invoice	Monthly	Quarterly	Annual	Annual

WD Functional Discount			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Advertising			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
DC Changeover			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Defective Mdse			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Display/Endcap			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Factory Visit Expenses			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Freight			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Group Rebate			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Growth Rebate			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Initial Order Discount			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Managers Conference	[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Manpower			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Marketing			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Master Installer			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
National Account Rebate			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
New Distribution Center	[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
New Store Allowance	[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Obsolescence	[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Promotion		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Quality Discount			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Regional Funds		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Store Changeover			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Training			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Volume Discount			[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Portal Discount	[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Parts Payoff (End Tab Program)		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Other: Business development fund	[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Other: Changeover fund	[*]		[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

*	Said Vendor must remain competitive in all the areas of price, quality and service. In the event that a vendor does not remain competitive in any or all areas, all Program Qualifiers are subject to becoming null and void unless said vendor is able to meet or exceed the competitive situations.

*	It is the responsibility of the Vendor to ensure credits are issued within 30 days. Failure to do so will result in a debit to the Vendors account.

Detail Qualifiers: [*]

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PAYMENT TERMS
All dating shall begin at the date of receipt of the goods at O’Reilly’s dock. On all prox (proximo) datings, goods invoiced after the [*] of a month shall be payable as if received in the following month. Invoices should be mailed on the same day goods are shipped and shall date from O’Reilly’s receipt of the goods. Payment terms begin once the product is received by O’Reilly at our DC’s.
[*]	Cash Discount, [*] days until discount payment is due, net days. 15th prox, net days % Early Pay/Anticipation Discount:
O’Reilly Purchase Order terms should read as follows: [*]
Opening Order or Changeover Terms:
Remit To:
Ozark Purchasing, LLC
233 S. Patterson PO Box 1897
Springfield, MO 65802
(417) 862-2675 Fax: (417) 874-7101
QUALITY
Vendor agrees to supply O’Reilly Auto Parts product that meets or exceeds the original equipment manufacturers specifications. Any changes in product makeup or design from those agreed upon by O’Reilly Auto Parts at time of original purchase must be communicated to the Product Manager with said list of changes, along with specifications and independent lab test results. Any product that does not hold up to these standards, or changes that create lessor quality than those agreed upon, will bring about immediate termination of our association.
SHIPPING REQUIREMENTS
O’Reilly Auto Parts requires that the following guidelines be strictly adhered to for shipments coming into our distribution facilities:
1.	All shipments must include a packing list. A separate pack list must be created for each purchase order number.

2.	All packing lists being released with the shipments need to be placed in one carton and the outside of the carton should be marked: “Packing List Enclosed” OR all packing slips should be placed in a pouch on the side of the pallet marked “Packing Slip Enclosed”. This pouch should be on the inside of the stretch wrap.

3.	If a carton contains the packing list(s) it should be placed on the top layer of the skid and marked “PACKING LIST ENCLOSED”.

4.	The bill of lading provided to the freight carrier should list all purchase order numbers that are included in that shipment. This information should also appear on the freight carrier’s bill of lading.

5.	All shipments must be separated by each individual. Designated Supplier Option (DSO) code/purchase order number and not mixed on pallets if they are ordered in pallet quantities. DSO codes may be mixed on one pallet if the order quantity is less than one pallet. All orders still MUST be separated by DSO code on the pallet.

6.	Each individual DSO code Purchase Order may not meet the prepaid freight requirement. All DSO code purchase orders added together for a particular DC order will meet prepaid freight and should be shipped on the same truck. If the vendor chooses to ship DSO code purchase orders separate to a particular DC, they are responsible for the freight cost.

7.	Vendors who do not comply with our Designated Supplier Option (DSO) code policy will be contacted monthly.

8.	All pre-pack shipments for new stores, new DC’s, changeovers, cross-dock stock adjustments, and directed put-away pre-pack cross-dock shipments are to adhere to all shipping requirements set forth in points 1 (one) through 5 (five) along with all labeling and scheduling requirements as set forth by our Purchasing and Inventory Control departments.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Should we receive merchandise improperly we will impose a penalty accordingly to cover the added expense of processing your order. This penalty will be $[*] for each occurrence at each DC location.
BILLS OF LADING
1.	Merchandise Descriptions — Merchandise descriptions on all Bills of Lading must conform to the national motor freight classification descriptions and shipping container requirements.

2.	Hazardous Material Shipments — All hazardous material shipments must conform to all federal, state, and local laws including, but not limited to, the US Department of Transportation-Hazardous Materials Regulations-CRF, Title 49, Sections 171-177, specifying the proper descriptions, labels, shipping papers, placarding, packaging, markings and exceptions.

3.	Required Information — All shipping containers, BOL or other receipts must show:
A.	The full vendor company name followed by street address, city, state and zip code

B.	The shipper’s name and address

C.	All O’Reilly Auto Parts purchase order numbers.

D.	Number of cartons/pallets and weight (place on BOL only).

E.	Delivery appointment information (see Receiving section) including appointment date, time, and confirmation number, all of which must be included on the BOL.
4.	Single Daily Shipment — Vendor shall combine all shipments for any O’Reilly Auto Parts or distribution center on one BOL and make a single shipment per day to that distribution center.
GENERAL INFORMATION
1.	Expedited Transportation Costs. O’Reilly Auto Parts will not be responsible for any extra expenses incurred for expedited transportation of late shipped merchandise. The extra expenses will be charged back to vendor’s account.

2.	Non-Preferred Carrier Freight Claims — O’Reilly Auto Parts will not be responsible for any uncollected freight claims associated with the use of non-preferred carriers (see the list of preferred carriers in Section C below). These freight claims will be charged back to vendor’s account together with an O’Reilly Auto Parts administrative charge of $[*].

3.	UPS, RPS, Parcel Post — O’Reilly Auto Parts will accept “prepaid and add invoicing” on UPS, RPS or Parcel Post shipments, excluding back orders, with the total number of cartons, weight and applicable rate zone provided. Small package shipments should not be insured unless the vendor receives written direction from O’Reilly Auto Parts.

4.	Collect Air, Expedited Shipments —O’Reilly Auto Parts must approve in writing all collect air or expedited shipments before payment is made to the carrier. The name of the O’Reilly Auto Parts representative providing written authorization for the expedited shipment shall be shown by vendor on the BOL. If the shipment is not properly authorized by O’Reilly Auto Parts in writing and prior to shipment, the collect air and expedited shipment charges will be charged back to the vendor’s account.
PREFERRED FREIGHT CARRIERS
1.	Preferred Carriers — When a vendor ships products to any O’Reilly Auto Parts store or distribution center and does not use its private fleet, the vendor shall, if possible, use one of the following O’Reilly Auto Parts preferred carriers. For a list of preferred carriers contact [*] or via e-mail at [*]. Although, if the vendor is a ‘prepaid’ vendor, they may use the carrier of their choice:

Preferred LTL Freight Carriers	[*]	[*]	[*]	[*]	[*]	[*]

Non-Preferred Freight Carriers	[*]	[*]	[*]	[*]	[*]	[*]

2.	Non Preferred Carrier “Freight Collect Charges” — If any shipment arrives “freight collect” on a carrier not listed in the current version of the preferred carrier table, the freight cost plus an O’Reilly Auto Parts administration fee of [*] will be charged back to the vendor’s account.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	O’Reilly Auto Parts — If a vendor is directed by O’Reilly Auto Parts, via a separate letter, to contact O’Reilly Auto Parts for product shipment, vendor shall contact the designated number a minimum of [*] hours prior to the required shipment pickup date in order to arrange the product pickup.
A.	Vendor shall have the weight and number of skids available before calling.

B.	Vendor shall make sure that the shipments are ready on the date and time scheduled for pickup.
4.	Assistance — If assistance is needed, or if you require additional information, please contact O’Reilly Auto Parts, logistics coordinator, Springfield office, extension 8824
RECEIVING
Vendor shall ensure the carrier schedules an appointment for delivery for every shipment to be delivered to an O’Reilly Auto Parts distribution center if that DC requires receiving appointments.
     A. Appointments
1.	Appointment Information — When making an appointment for delivery, the vendor will be responsible for supplying the following information:
A.	O’Reilly Auto Parts purchase order number(s)

B.	Carrier

C.	Pallet count

D.	Number of trailers, if applicable

E.	Requested day/time of delivery
2.	Appointment Changes — Once an appointment has been made, the vendor shall notify the receiving office immediately if there are any changes regarding the information in Section A.1 above. Failure by the vendor to notify the receiving office will result in the assessment of financial penalty of $[*] per occurrence.

3.	Appointment Rescheduling — If an appointment cannot be kept for any reason, the O’Reilly Auto Parts receiving office must be notified by vendor at least 12 hours (during regular business hours) prior to the scheduled time. Failure by vendor to notify the receiving office will result in financial penalty of $[*] per occurrence.

4.	Missed Appointments — All missed appointments will result in financial penalty of $[*] per occurrence. An appointment is defined as missed if the actual delivery time is one hour or more later than the scheduled appointment time.
B. Pallet Requirements
1.	Pallet Sizes — Pallets will be inspected at our receiving docks and those found to be unacceptable would require that the product be re-stacked onto proper pallets. If this is the case, this will result in a penalty of $[*] per man-hour charge-back to recover costs for this costly and disruptive procedure.

2.	Pallet Specifications — Pallets will be rejected if not meeting the following specifications:
A.	Measurement — 48” deep x 42” or 40” wide 4-way entry, hardwood construction. All oil, antifreeze and wiper fluid must use 48” x 40” pallets.

B.	Top Deck Boards — 7 (seven) boards, 5/8” to 3/4” evenly spaced with 4”maximum spacing: both end boards 5 1/2”, other boards 3 1/2”.

C.	Bottom Deck Boards — Both end boards and a minimum of 3 (three) center boards, same board dimensions as top deck boards. No loose boards.

D.	Stringers — Not split through or broken; no double stringers or block patched stringers; stringers 1 3/8” to 1 3/4” x 3 1/2” to 3 3/4” x 48”; no protruding nails.

E.	Contamination—No chemicals, grease, or other agents that could soil or damage the product.
Because improper pallets can result in safety issues as well as material handling inefficiencies, O’Reilly Auto Parts reserves the right to charge back to the vendor up to $[*] per pallet for unauthorized deviations to this requirement.
3.	Pallet Preparation — All pallets shall be packed and arrive as set forth below:
A.	Product positioned on the pallet such that there is no overhang to the edges of the pallet.

B.	Marked “full” (one part number) or “mixed” (multiple part numbers)

C.	If a “mixed” pallet is shipped, the MFG number with the smaller quantities must be stacked on top of the larger quantities. The only exception to this is if the smaller quantity of product is heavier than the larger quantity.

D.	Part numbers are not to be mixed on pallets where the quantity ordered is sufficient to make a full pallet load.

E.	Less than full pallet quantities of a part number need to be stacked together in horizontal layers and should be on only one pallet.

F.	The O’Reilly Auto Parts purchase order number shall be shown. If a pallet contains products for only one P.O., the P.O. number should be clearly visible on the side of the pallet. If the pallet has a packing slip attached on one side, the P.O. should appear on the same side as P.O. number appears.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

G.	Complete “Shipped From” and “Shipped To” addresses shall be shown.

H.	Product must be secured to pallets either by banding or using stretch-wrap film. See Section C. Packing Stretch Wrap below.
4.	Pallet Exchange — O’Reilly Auto Parts will not pay for pallets. Any pallet exchange program must be established in writing with the appropriate product manager/buyer prior to shipment.
C.	Packing Stretch Wrap
All slip sheet and/or pallet merchandise must be stretch wrapped to help prevent merchandise loss or damage during shipment. Do not place labels on the stretch wrap. Always ensure all labels and packing lists are securely placed on the inside of the stretch wrap. Stretch wrap must be of top quality in stretch, memory, and retention, and should be 80 (eighty)-gauge material minimum.
1.	Corrugated cases stacked on the perimeter of a pallet must have at least one bar code label visible. All different part numbers stacked on a pallet must be visible. Any pallet containing more than one part number must contain a skid summary sheet listing contents and quantity on that pallet.

2.	Corrugated cardboard cases are the preferred type of package. Master pack cases holding multiple pieces of one part number must be consistent in size and shape and hold an identical number of pieces.

3.	Containers must provide sufficient strength and stability to withstand double stacking of pallet loads. Deviations to this must be pre approved by O’Reilly’s Director of Distribution and will be provided in writing.

4.	Metal fasteners or staples are not acceptable. The preferred closure for corrugated containers is glue. If tape is used, ensure that the tape does not overlap or cover the bar code label in any way.
D.	Packing Slip and ASN
1.	Agreement — Every shipment MUST have both a packing slip and an electronic ASN and they both MUST agree. Each purchase order on that shipment must have its own ASN.
A.	Packing list must be complete and legible

B.	Each trailer has a separate pack list

C.	If product comes in from an alternate location do not show on primary pack list
2.	ASN Penalties — All occurrences of non-compliance regarding the ASN will be penalized as set forth herein. The O’Reilly Auto Parts receiving department requires an ASN to check in merchandise. All new vendors will be given sixty (60) days from the initial purchase order date to become ASN compliant. After this time, all penalties, $[*] per purchase order will apply. Penalties are applicable for the following:
A.	No Show (no ASN provided by vendor)

B.	Late ASN (shipment arrived prior to the ASN)

C.	Error in ASN (one of the following required fields was not filled out):
1.	Valid O’Reilly Auto Parts purchase order number

2.	Valid O’Reilly Auto Parts sku numbers

3.	Valid vendor manufacturing numbers

4.	BOL (BOL) number
3.	Packing Slip Information — The packing slip must cover only what is shipped on that delivery. It must be prepared to the same level as the O’Reilly Auto Parts purchase order with the order number, MFG number, piece count and the total piece count shown. A maximum of one purchase order shall be shown on each packing slip.
E.	Misshipments
All product misshipments will be classified into two categories as described below:
Merchandise To Be Returned — Merchandise will be returned by O’Reilly Auto Parts to the vendor when: (1) item(s) are shipped that do not appear on the O’Reilly Auto Parts purchase order; (2) quantities are shipped in excess of the purchase order amount; or (3) merchandise is shipped that is currently not carried by O’Reilly Auto Parts in that distribution facility. Violation will constitute a $[*] penalty per occurrence.

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“O’Reilly’s shall have no obligation to accept or pay for any unordered goods or goods shipped that do not conform to, or comply with, the terms and conditions of this order, including shipping and routing instructions and dates of shipments and delivery.
If O’Reilly Auto should take delivery of such nonconforming order, or any part of such an order, O’Reilly Auto reserves the right to deduct from its payment therefore [*].
If O’Reilly Auto should take delivery of any unordered goods, O’Reilly Auto may notify Seller of such fact, and Seller shall promptly arrange to have such goods returned to Seller [*]. If such goods have not been picked up by Seller or Seller’s agent within 30 (thirty) days after first being notified by O’Reilly Auto of the existence of such unordered and unaccepted goods, Seller shall be deemed to have automatically abandoned and waived its ownership and possessory right to said goods, and title to said goods shall thereupon fully vest in O’Reilly Auto without charge and free and clear of any interest, whatsoever, of Seller.
O’Reilly Auto shall have no obligation to accept or to pay for any substituted merchandise or excess shipment of any goods made without O’Reilly Auto’s prior written approval. O’Reilly Auto reserves the right to cancel such an order without penalty by notice to Seller on or before the Cancel Date. If, after cancellation, Seller ships the goods, O’Reilly Auto may charge Seller a minimum charge of $[*].
UPS Returns — For all misshipments that can be returned to the vendor via UPS, the vendor will be [*].
Common Carrier Returns — For all misshipments that need to be returned to the vendor via common carrier, the vendor shall make the decision of whether the merchandise is returned freight collect or prepaid. A [*] handling fee will be charged to the vendor account by O’Reilly Auto Parts regardless of how the freight is returned. The handling fee is in addition to the freight charges.
Merchandise to be Re-Routed — Merchandise shipped to the incorrect O’Reilly Auto Parts location will be rerouted by O’Reilly Auto Parts to another O’Reilly Auto Parts location with the following charges:
UPS Shipments — If the merchandise can be shipped to the correct O’Reilly Auto Parts location via UPS, the vendor account will be charged a flat fee for shipping and handling. The vendor will be charged the freight plus a [*].
Common Carrier Shipments — If the merchandise must be shipped to the correct O’Reilly Auto Parts location via common carrier, O’Reilly Auto Parts will use one of its preferred carriers and immediately ship the merchandise. The freight expense [*] will be charged back to the vendor account. All supporting documentation for such costs will be supplied to the vendor upon request.
F.	Other Information
Aerosol Products — All aerosol products shall be identified by the vendor on the exterior of the cartons including the aerosol product’s hazard level and classification.
UCC Standards — All products being shipped to an O’Reilly Auto Parts store, distribution center must have a 12, 13 or 14 digit GTIN UPC code that conforms to the standards set forth by the Uniform Code Council (UCC). For any product that does not adhere to this requirement, the vendor shall be subject to a non-compliance penalty as set forth herein. In addition, all merchandise must be thoroughly labeled with the O’Reilly Auto Parts part number series as mutually agreed upon in writing by vendor and O’Reilly Auto Parts.
UCC Membership — All companies that sell products to O’Reilly Auto Parts shall be a member of the UCC. They can be contacted at:
Uniform Code Council
9163 Old Yankee Road
Suite J
Dayton, OH 45459
(800) 543-8137
SPECIAL ORDER SHIPMENT GUIDELINES
•	All small parcel “Special Orders” must be shipped FREIGHT COLLECT using UPS. Please use Ozark/O’Reilly UPS account #3992VX when shipping this product.

[*]=	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PAPER/PRINT/ [*] GUIDES
O’Reilly Auto Parts must be supplied updated [*] guides per the time frame below:
•	[*]: Every [*] at a minimum (if applicable)

•	[*]: Every [*] at a minimum (if applicable)

•	[*]: Every [*] at a minimum (if applicable)
We will need the following [*] on the above items.
•	[*]: [*]

•	[*]: [*]

•	[*]: [*]
Failure to provide the above as needed will result in the following fines:
•	[*]: $[*] if not provided every [*] (if applicable)

•	[*]: $[*] if not provided [*] (if applicable)

•	[*]: $[*] if not provided [*] (if applicable)
[*]
ELECTRONIC DATA REQUIREMENTS
Electronic Cataloging Data—Vendors are required to provide Electronic Catalog Data to [*]
Electronic Catalog data — required in [*] to [*].
Data Supplied—Electronic Data will be supplied to O’Reilly Auto Parts [*] days before delivery of paper catalog or supplement
Updates—Updates to Electronic Data will be supplied on a monthly or quarterly basis for new parts, new coverages, supersessions or corrections.
Accuracy—Electronic Data shall be maintained at [*].
Graphics—Vendors are required to provide O’Reilly Auto Parts [*].
Format—Images should be in a JPG format and constrained to 300 x 450 pixels in size. These images need also to be supplied in PC format (not Mac).
Spreadsheet—A spreadsheet should also be supplied along with the graphics containing the part number and its corresponding graphic file name.
Data Correction—O’Reilly Auto Parts, with the vendor’s support, will rectify any lack of data quality and or convert vendor-supplied images to the required specifications. [*] and to be corrected within [*].
Electronic Format Fields—Vendors are required (where applicable) to provide O’Reilly Auto Parts with cross-reference data in an electronic format. This data shall be supplied in either an Excel or Access format with the following fields:

	Length	T	Description	Possible Values
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
We are requesting that after the initial load, all vendors send us net changes to their part interchange files. Field1 will be used to indicate an added record or a deleted record (a changed record would be an add and a delete). If any (but not all) of the records contain a blank Field1, the record will be assumed and add. If all the records

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

contain a blank Field 1, then we will assume this is a completely new data set that is to supercede any previous data. A list of valid vendor codes will be supplied to each vendor that we interchange data.
Non-application Parts—For all non-application specific parts, vendors are required to provide O’Reilly Auto Parts with a long description that adequately describes the part on an Internet site (limited to 255 characters). Submitted in either Excel or Access format.
ELECTRONIC DATA INTERCHANGE REQUIREMENTS
Partnership Network (Gateway) — REQUIRED METHOD. The Partnership Network (Gateway) is a software application that can be installed on a wide variety of Internet servers for use by manufacturers, distributors, retailers and wholesalers. [*]
EDI Compliance — O’Reilly Auto Parts requires its vendors to use EDI. EDI stands for Electronic Data Interchange which is the exchange of routine business transactions in a computer processing format covering such traditional applications as, acknowledgments, test results, Purchase Orders, O’Reilly Auto Parts Ship Notices, invoices, payments. Currently, O’Reilly Auto Parts transmits [*] -Purchase Orders, receives [*] -O’Reilly Auto Parts Ship Notices and receives [*] -Invoices.
Functional Acknowledgements — Vendors will send Functional Acknowledgements [*] to O’Reilly Auto Parts for all purchase orders. O’Reilly Auto Parts will send Functional Acknowledgements [*] to vendors for all O’Reilly Auto Parts Ship Notices and Invoices
EDI Transactions — All Transactions, Purchase Orders [*], O’Reilly Auto Parts Ship Notices [*] and Invoice [*] will use version [*].
EDI Mapping — EDI data from vendors shall comply with all transactions [*] and O’Reilly Auto Parts’ EDI mapping specifications. O’Reilly Auto Parts does not use partner specific mapping.
EDI Testing — All EDI testing will be handled by the O’Reilly Auto Parts EDI coordinator. Vendors will remain in testing until their EDI data meets O’Reilly Auto Parts requirements. Vendors that send data through EDI without being approved in writing by O’Reilly Auto Parts may be subject to payment delays.
INVOICE PREPARATION INSTRUCTIONS

[*]

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QUOTED PRICES
All vendors shall supply O’Reilly price via an electronic file. This file must be 100% accurate.
Pricing files that we discover are inaccurate from the vendor will be [*].
The vendor will then have [*] to ensure that we have a corrected file or [*].
PRODUCT SHORTAGES AND DAMAGES
Vendor shall recognize and settle all merchandise accounts payable charge backs for concealed product shortages and damages within [*] of receipt by O’Reilly Auto Parts of a product shipment. Any shortages/overages of merchandise will be noted and reconciled by O’Reilly Auto Parts and the vendor in writing. The O’Reilly Auto Parts Receiving Department will accept delivery of the vendor’s product by pallet/container count but the product count and merchandise shortages/overages will be determined as product putaway occurs.
MULTIPLE ORDERS
O’Reilly Auto Parts may send multiple orders per week to a vendor to send products to the same O’Reilly Auto Parts distribution center. Vendor shall not hold or delay shipments to consolidate multiple orders received on different days of the week. We will attempt to keep these at a minimum. O’Reilly also sends POs on some lines for multiple DCs. In some cases, we may request these multiple DC orders to be combined and shipped to one DC. In this case, each DC order should be separated and marked as to the appropriate DC for delivery.

ALL MERCHANDISE TO BE SHIPPED F.O.B. DESTINATION	FREIGHT REQUIREMENTS

[*] Prepaid	Pounds	[*]
[*] Collect	Units	Cases
[*] F.O.B.	Pallets	Other

Split Shipment Dropoff Charge?	Special Conditions:
Pick-up Allowance? [*]
Pallet Charges?
FILL RATE/LATE RECEIVAL PENALTIES
•	Vendor guarantees to ship at a minimum fill rate of [*] within [*] days from date of order until receipt on our dock or a [*]. This applies to replenishment orders only, excluding prepacks.
•	Vendors who ship [*] or above, but have late shipments will [*].
BACK ORDERS:            ☑ Hold and Ship under terms of original Purchase Order ☐ Ship & Cancel
All Backorders from a qualified freight-prepaid order will be forwarded freight prepaid.

Drop Shipment Terms:	Penalty:

Other:

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Permanent Return Authorization #:           (To be used to return merchandise shipped in error freight collect.)
RETURNS/RECALLS/CORES
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[*] Annual Stock Adjustment — [*] [*] Calendar Year [*] Fiscal Year Purchases [*] No Handling Charge
[*] All returns will be credited at [*] prices.
[*] Recalls, obsolete and defect returns will be credited [*]. O’Reilly auto will be given [*] notice on all stock keeping units moving to an obsolete classification.
Defectives will be:    [*] Destroyed in field      [*] Returned to Vendor
[*] Buyout merchandise will be credited at the amount we paid for it.
[*] Buyout merchandise that we stock [*] or if the package is damaged will be returned to the vendor for credit.
To obtain a Returned Goods Authorization:
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Note: Vendor pickup and collect freight are F.O.B. O’Reilly Dock.
☑ Cores in the box will be issued as received, no core banks
☐ Receipt of core handling policy from the vendor and signed agreement between O’Reilly Auto Parts Senior Vice President of Merchandise
☐ Other core return limitations/instructions:
RGA Policy
The vendor shall provide O’Reilly Auto Parts with [*] for defects and core returns, [*]. If O’Reilly Auto Parts ships defective products back to a vendor that has not provided a valid RGA in a timely manner, the vendor will be notified by O’Reilly Auto Parts [*].
TO OBTAIN SPECIAL RETURNED GOODS AUTHORIZATION (RGA):
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Change of Address — Any vendor changes of address or telephone/fax numbers must be directly provided by vendor to the purchasing, accounting and returns departments of O’Reilly Auto Parts in writing and as soon as that change is known.
Callbacks of Overstock and Discontinued Merchandise
Product Callback — At the time of notification of a product callback, the vendor shall provide the complete “ship to” address, method of transportation and RGA number necessary for the return.
Freight — [*].
ITEMS WITH SALES RESTRICTIONS
It is the Vendors responsibility to keep O’Reilly updated concerning any State, County or City regulations that affect the sale of any of their products. If we receive fines due to not being informed of sales restrictions, [*].

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MATERIAL SAFETY DATE SHEETS (MSDS)
For all applicable products that require a MSDS sheet please provide either by hard copy, floppy diskette or CD Rom disk.
Remit to:
3E Company
Attn: Manufacturer Services
1905 Aston Avenue
Carlsbad, CA 92008
Please reference O’Reilly when sending the MSDS sheets.
WARRANTS/GUARANTEES
1.	Credits due or submitted will be issued or paid within [*]. A debit will automatically occur [*].

2.	All vendors that provide O’Reilly with a warranty allowance will [*]. This will [*].

3.	In the case of an in-lieu warranty with said vendor, O’Reilly will strive through internal controls to [*]. However, if we exceed this amount [*].

4.	As per terms agreement, [*]. Credits listed on statements are [*].

5.	Withholding: O’Reilly shall have the right to withhold from payment to Vendor [*].

6.	Vendor agrees that [*].

7.	Said Vendor shall be liable for [*].

8.	Said Vendor shall be liable for [*].

9.	Said Vendor shall be responsible for [*].

10.	This Agreement shall be governed by the laws of the State of Missouri.

11.	Said vendor shall be responsible for [*].

12.	O’Reilly warrants that it is in compliance with all applicable federal, state and foreign laws, regulations and requirements relating to antitrust and competition, including, but not limited to, the provisions of the Robinson-Patman Act.
By acceptance of an order under this Agreement, Vendor warrants and guarantees that (a) as applicable, products meet or exceed Original Equipment Specifications, (b) the goods will comply with all specifications contained in the order and will be of comparable quality as all samples delivered to O’Reilly, (c) the goods are not adulterated, misbranded, falsely labeled or advertised, or falsely invoiced within the meaning of any local, state, or federal laws and amendments thereof now in force, (d) the goods have been labeled, advertised, and invoiced in accordance with the requirements of any and all governmental agencies and the respective rules and regulations thereunder, (e) the goods are properly labeled as to content as required by applicable Federal Trade Commission Trade Practice Rules, the Fair Labor Standards Act, and similar laws, rules, and regulations, (f) the goods ordered shall be delivered in good and undamaged condition and shall, when delivered, be merchantable and fit and safe for the purposes for which the same are intended to be used, including without limitation, consumer use, (g) the goods do not infringe upon or violate any patent, copyright, trademark, trade name or, without limitation, any other rights belonging to others, (h) all weights, measures, sizes, legends, or descriptions printed, stamped, attached, or otherwise indicated with regard to the goods are true and correct, and conform and comply with all laws, rules, regulations, ordinances, codes, and/or standards relating to said goods of federal, state, and local governments, and (i) the goods are not in violation of any other laws, ordinances, statutes, rules, or regulations of the United States or any state or local government, or any subdivision or agency thereof, (j) vendor is

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in compliance with all applicable federal, state and foreign laws, regulations and requirements relating to antitrust and competition, including, but not limited to, the provisions of the Robinson-Patman Act.. In addition to the other guarantees and warranties contained in this paragraph, the warranties of the Uniform Commercial Code are specifically incorporated herein. Nothing contained in this Agreement shall be deemed a waiver of warranties implied by law as may be applied to O’Reilly Auto Parts.
Vendor agrees that to the fullest extent allowed by law that it will defend, indemnify and hold O’Reilly harmless against any and all tort claims, judgements, or actions of any kind arising out of or in connection with vendor’s product.
Vendor agrees that to the fullest extent allowed by law that it will defend, indemnify, and hold O’Reilly harmless against any and all tort claims, judgements, or actions arising out of or in connection with product that has been re-boxed or re-labeled as the Vendor’s product.
PRODUCT RECALL
All costs associated with voluntary or involuntary recall of your product is the vendors’ responsibility. Vendor needs to make all reasonable efforts to communicate to potential end users of any such recall that warrants liability exposure.
WARRANTY TO CUSTOMER
Categories under limited warranty:
[*].
Categories under lifetime warranty: [*]
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Vendor shall [*]. In event that prior to the final shipment under any order [*]. In the event O’Reilly shall [*]. The prices to O’Reilly include all taxes whether or not set forth separately. If any manufacturer’s excise tax or other similar or different taxes are paid on the goods and if such tax, or any part thereof, is refunded to Vendor, then Vendor shall immediately pay O’Reilly the amount of such refund. In the event that a court or regulatory agency or body finds that the prices on an order are in excess of that allowed by any law or regulation of any governmental agency, the prices shall be automatically revised to equal a price which is not in violation of said law or regulation. If O’Reilly shall have made payment before it is determined that there has been a violation. Vendor shall promptly refund an amount of money equal to the difference between the price paid for the goods and price which is not in violation of said regulations.
Notice Regarding Price Increases
O’Reilly shall be given [*]. This includes receiving the price file in electronic format [*] of any price increase.

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Computer Parts Loads (Floppies, Tapes, CD’s, Electronic files):
Computer Price Changes (Floppies, Tapes, CD’s, Electronic files):
CATALOG/PRICE SHEETS
Are Your Price Changes Available Electronically?      [*]
Will You Print Custom Price Sheets For Us?      [*]
Do you subscribe to Activant for electronic catalog purposes?      [*]
Complete hard copy catalogs available?      [*]

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PACKAGE
Any change in package style, size or design must be submitted to O’Reilly, with final sample, 90 days prior to delivery.
☐	Branded

☐	Co-Label

☑	Private Label Ultima

☑	Bar Coding UPC Bar Codes are required on all products

☑	Dimensions Weights and dimensions, including all individual, inner pack, master pack and configurations are required.
UPC INFORMATION
Vendor must be a member of the UPC Council and a list and samples of current UPC codes must be sent to the Product Manager’s attention prior to purchase of any products from the Vendor. O’Reilly requires both format and manufacturer’s number to match item UPC numbers. Indicate your UPC Manufacturer’s number(s) below.
UPC Re-Label Guidelines
Re-Label of an individual item at a single DC*
An individual item is identified to have an incorrect or non-scannable UPC during receival at a DC and it can be verified that this is the only DC with stock that has incorrect or non-scannable UPC codes.
An individual item at a DC is identified to have an incorrect or non-scannable UPC and the item is only stocked at that DC.
Re-Label of an individual item at all DC’s
An individual item is identified to have an incorrect or non-scannable UPC at a DC and this item is not stocked in any store inventory.

An individual item is identified to have an incorrect or non-scannable UPC at a DC and O’Reilly makes the decision that the UPC error need only be corrected on DC inventory.
Re-Label of an individual item at all stores and DC’s
An individual item is identified to have an incorrect or non-scannable UPC at a store and is verified to incorrect in the DC’s stock.
Re-Label of an entire line at the DC’s
If several items within a line are found to have incorrect or non-scannable UPC codes at a DC, and other individual items in the same line at a different DC are found to have incorrect or non-scannable UPC codes, and the line is not stocked at any stores.
If several items within a line are found to have incorrect or non-scannable UPC codes at a DC, and other individual items in the same line at a different DC are found to have incorrect or non-scannable UPC codes. Also, there is verification that no items with incorrect or non-scannable UPC codes were shipped to any stores.
Re-Label of an entire line at the DC’s and stores
If several items within a line are found to have incorrect or non-scannable UPC codes at a store or DC and other individual items are found to have incorrect or non-scannable UPC codes at one or more DC’s.
An incorrect UPC code is a UPC code that will scan as another item that is loaded in our item master. A non-scannable UPC is a UPC code that has the correct number but cannot be scanned by the scan guns. The guidelines also apply to case and masterpack UPC codes.
Re-Label Fees:
One DC                [*]
Multiple DC’s      [*]
Stores and DC’s    [*]
Incorrect or non-scannable UPC fines
Fines for incorrect or non-scannable UPC codes after the first offense (for the same item) will be added to the Re-Label charges as listed below:

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

	DC Re-Label	Stores & DC’s

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Fines for additional items with UPC errors (not the same item)

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*	This fine will be added to the total Re-Label fee
MANPOWER WHO?

Direct or Rep Direct for [*] stores
Discount for Manpower
CHANGEOVER

Warehouse Program
Jobber Program Relabel
Installer Program
PLAN-O-GRAMS

Are They Available on a Pegman Format?
Changeover profit margin guarantee
Salesman spiffs
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INVENTORY

Guaranteed Sale
     By Company
     By Rep Agency

How Long?
Paid by Check
SALES AIDS AVAILABLE
MERCHANDISING AIDS AVAILABLE
PRODUCT ART AVAILABLE
SAMPLES PROVIDED NO CHARGE
MASTER PRODUCT FILE

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Vendor shall maintain, on file with the O’Reilly Auto Parts Purchasing Department, a diskette in Excel or other electronic version acceptable to O’Reilly Auto Parts, containing part number, description, item UPC number, case UPC number, inner pack quantity, master pack quantity, pallet layer quantity, item weight, master pack weight, item dimensions (in US measurements), master pack dimensions, gross prepaid cost, gross collect cost, net prepaid unit cost, and net collect unit cost, and any other freight terms for all vendor products shipped (O’Reilly Auto Parts. If any of this information should change, vendor will notify O’Reilly Auto Parts purchasing department in writing a minimum of 30 (thirty) days prior to the next product shipment.
PRODUCT CHANGES
Vendor shall specifically notify O’Reilly Auto Parts in writing of any product supersessions, consolidations and packaging changes a [*] prior to the next product shipment. A product shall not be canceled from any orders due to consolidation, supersession, and/or packaging changes without prior written authorization from the O’Reilly Auto Parts purchasing department. Any actions taken by vendor which are not in compliance with this procedure shall be subject to penalties as set forth herein. If any of this information should subsequently change, vendor shall notify both the O’Reilly Auto Parts purchasing and distribution center replenishment departments in writing a [*] prior to shipment. Changes in the vendor’s catalog, price sheets or noted by the vendor on the packing slip are not acceptable notice.
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Vendor offers a          % obsolescence, allowance.
Vendor agrees to notify O’Reilly [*] in advance of packaging changes or will reimburse O’Reilly for remerchandising expense.
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CONFIDENTIALITY
The said agreement is between O’Reilly Auto Parts and Motorcar Parts. Each party hereto agrees that without prior written consent of the other party neither it nor its representative will disclose to any other person or company the fact that the confidential information within this agreement and any other written or verbal disclosure of any business nature between said parties has been made available to it.
In concurrence with doing business together certain confidential facts will be made available to both parties. Each party will have from one another certain information concerning sales, inventory, management operation and financial condition.
Each party agrees to take all reasonable care to protect the confidentiality of these agreements. Each party recognizes and acknowledges that any breach of this agreement that may result in irreparable injury to the other party that party shall assume liability for and indemnify the other party with respect to any damages, losses, cost and expenses from the breach.
By completion and signature of this agreement, Motorcar Parts of America and O’Reilly Auto Parts agree to all terms and conditions stated within this Vendor Agreement.

Signed: /s/ Selwyn Joffe	Title: CEO	Date: 1/6/2010

Print/Type: Selwyn Joffe

Signed: /s/ [*]	Title: [*]	Date: 12/22/09

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Print: /s/ [*]

Signed: /s/ [*]	Title: [*]	Date: 12/21/09

Print: /s/ [*]

[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

		Contact for	Contact for
		appointments or	appointments or	Office					Acquisitions
		schedules inbound.	schedules outbound.	Phone Number	Fax	Warehouse Address	Returns Address	Bulk Building Address	Address	Penalty

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[*] =	CONFIDENTIAL TREATMENT REQUESTED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.